                                                                    EXHIBIT 10.5

                              WAIVER AND AMENDMENT

         THIS WAIVER AND AMENDMENT, dated as of June 30, 2000 (this "Agreement"), is entered into between PRISON REALTY TRUST, INC., a Maryland corporation formerly known as Prison Realty Corporation ("Company"), and PMI MEZZANINE FUND, L.P., a Delaware limited partnership ("PMI"), in light of the following:

                  WHEREAS, Company and PMI are parties to that certain Note Purchase Agreement, dated as of December 31, 1998 (as amended, supplemented, or otherwise modified from time to time, the "Note Agreement") pursuant to which Company issued to PMI its $30,000,000 7.5% convertible subordinated note due February 28, 2005 (the "Note");

                  WHEREAS, Company has informed PMI that Company has violated certain of the covenants contained in the Note Agreement, as more particularly described in Section 2 below (the defaults set forth in Section 2 below being referred to collectively herein as the "Designated Events of Default");

                  WHEREAS, Company has requested that PMI (i) waive the Designated Events of Default; (ii) acknowledge certain transactions that Company desires to consummate; and (iii) agree to certain amendments to the Note Agreement, as more particularly described below; and

                  WHEREAS, subject to the terms and conditions set forth below, PMI is willing to agree to certain waivers, acknowledgments and amendments, as more particularly described below.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS; CONSTRUCTION.

                  (a) Any and all initially capitalized terms used herein shall have the meanings ascribed thereto in the Note Agreement or the Note, as applicable, unless specifically defined herein. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, the terms "include" and "including" are not limiting, and the term "or" has the inclusive meaning represented by the phrase "and/or".

                  (b) As used herein, the following terms shall have the following definition:

         "C Corporation" has the meaning attributed thereto in the Code.

         "Change in Tax Status" means Company's election not to be taxed as a REIT, but rather as a C Corporation, commencing with its taxable year ending December 31, 2000 and thereafter, all in connection with the Management Opco Merger.

         "Credit Agreement Amendment" means that certain waiver and amendment to the Senior Credit Agreement, dated June 9, 2000, executed between Company, certain of its Subsidiaries, certain lenders and Lehman Commercial Paper Inc.

         "Credit Agreement Defaults" means Company's failure to comply with certain terms of the Senior Credit Agreement as a result of the MDP Defaults and the Designated Events of Default.

         "Disqualified Stock" means any capital stock of Company that Company is or, upon the passage of time or the occurrence of any event (in each case prior to December 31, 2008), may become obligated to redeem, purchase, retire, defease or otherwise make any payment in respect of, in consideration other than capital stock (other than Disqualified Stock).

         "Management Opco" means Corrections Corporation of America (formerly Correctional Management Services Corporation (and not CCA)), a Tennessee corporation.

         "Management Opco Merger" means the legal and valid merger of Management Opco with and into Management Sub, with Management Sub as the surviving entity, for consideration in the merger consisting only of Company's common or preferred stock (other than Disqualified Stock), as more particularly described in the Proxy.

         "Management Sub" means the wholly-owned subsidiary of Company formed in connection with the Management Opco Merger.

         "MDP" means MDP Ventures IV LLC, a New York limited liability company.

         "MDP Defaults" means (a) Company's failure to deliver to MDP under
Section 10.1 of the MDP Note Purchase Agreement a "Repurchase Right Notice" (as defined therein) in connection with the Securities Purchase Agreement, dated as of April 5, 2000 among Company, certain of its subsidiaries, and Pacific Life Insurance Company or the Securities Purchase Agreement, dated as of December 26, 1999, by and between Company and Prison Acquisition Company LLC, (b) Company's failure to comply with Section 8.5 of the MDP Note Purchase Agreement; (c) Company's failure to issue a notice of default or take other action in connection with Management Opco's defaults under the Master Agreement to Lease, dated January 1, 1999, between Company and MDP, pursuant to Section 7.15 of the MDP Note Purchase Agreement; and (d) in connection with the Management Opco Merger and the Change in Tax Status, Company's (i) failure to maintain its status as a REIT and (ii) conduct of business other than financing, owning and developing prisons and other correctional facilities, each as required by the MDP Note Purchase Agreement.

         "MDP Note" means the $40,000,000 9.5% convertible subordinated note or notes issued by Company pursuant to the MDP Note Purchase Agreement.

         "MDP Note Purchase Agreement" means the Note Purchase Agreement, dated as of December 31, 1998, between Company and MDP.

         "Proxy" means Company's Amendment No. 1 to Proxy Statement, to be filed with the United States Securities and Exchange Commission (the "SEC") that, if approved by Company's common shareholders, would permit, among other things, the Change in Tax Status and the Management Opco Merger, a draft of which is attached hereto as Exhibit A.

         "Senior Notes Indenture" means Company's Indenture, dated as of June 10, 1999, between Company and State Street Bank and Trust Company (the "Trustee"), as amended by that certain First Supplemental Indenture, dated as of June 11, 1999 between Company and the Trustee.

         "Service Company A" means Prison Management Services, Inc., a Tennessee corporation.

         "Service Company B" means Juvenile and Jail Facility Management Services, Inc., a Tennessee corporation.

         "Service Company Mergers" means the merger of Service Company A and Service Company B with and into the applicable Service Company Sub for aggregate consideration of not more than $10,600,000 (plus up to $2,000,000 to be paid to certain wardens and other employees of Service Company A and Service Company B), in each case in the form of Company's common or preferred stock (other than Disqualified Stock) only.

         "Service Company Subs" means the two wholly-owned subsidiaries of Company created in connection with the Service Company Mergers.

         "Termination Event" shall mean the occurrence of any of the following events:

                  (i) If, on or before June 30, 2000, the lenders or the agents under the Senior Credit Agreement shall not have withdrawn the blockage notice previously sent to PMI and agreed not to issue another blockage notice to PMI based upon the existence of the MDP Defaults;

                  (ii) If, on or before June 30, 2000, PMI does not receive the payment of interest then due and payable under the Note; or

                  (iii) If MDP exercises any of its rights or remedies or takes any other action adverse to Company or PMI (in the reasonable opinion of PMI).

2. DESIGNATED EVENTS OF DEFAULT.

         Company hereby acknowledges that, as of the date hereof, each of the following material Events of Default has occurred and is continuing:

                  (a) Financial Covenants. Company's failure to comply with the financial covenants set forth in Sections 6.15(i) and 6.15(ii) of the Note Agreement.

                  (b) MDP Defaults. The MDP Defaults, to the extent that the same are not cured or waived in accordance with Section 7.1(iii) of the Note Agreement.

3. REPRESENTATIONS AND WARRANTIES OF COMPANY.

         Company hereby represents and warrants to PMI that:

                  (a) Authority. Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and under the Note Agreement (as modified hereby). The execution, delivery and performance by Company of this Agreement, the Note Agreement (as modified hereby) and the transactions contemplated hereby and thereby have been duly approved by all necessary corporate action of Company and no other corporate proceedings on the part of Company are necessary to consummate such transactions (except as expressly contemplated hereby and thereby).

                  (b) Enforceability. This Agreement has been duly executed and delivered by Company. Each of this Agreement and, after giving effect to this Agreement, the Note and the other Transaction Documents is the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, and is in full force and effect.

                  (c) No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor performance of and compliance with the terms and provisions hereof by Company will, at the time of such performance, (i) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (ii) violate, contravene or materially conflict with any requirement of law or any other law, regulation, order, writ, judgment, injunction, decree or permit applicable to it, except for any violation, contravention or conflict which could not reasonably be expected to have a material adverse effect, or (iii) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound (including, without limitation, the Senior Notes Indenture, the MDP Note Purchase Agreement, or the Senior Credit Agreement), except for any violation, contravention or conflict which could not reasonably be expected to have a material adverse effect.

                  (d) No Default: General. After giving effect to the acknowledgments set forth in Section 5 and the waivers set forth in Section 6 hereof, no Event of Default shall have occurred and be continuing under the Note Agreement or any other Transaction Document.

                  (e) No Default: Other than Designated Events of Default. No Default or Event of Default, other than the Designated Events of Default, has occurred or is continuing under the Note Agreement or the Note.

                  (f) No Default: Certain Other Agreements. No event of default exists under the Senior Credit Agreement (other than the Credit Agreement Defaults) or the Senior Notes Indenture.

         The foregoing representations and warranties shall be deemed made as of the date of the execution and delivery hereof and as of the date of the effectiveness of this Agreement.

4. REPRESENTATIONS AND WARRANTIES OF PMI.

         PMI hereby represents and warrants to Company that:

                  (a) Authority. PMI has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and under the Note Agreement (as modified hereby). The execution, delivery and performance by PMI of this Agreement, the Note Agreement (as modified hereby) and the transactions contemplated hereby and thereby have been duly approved by all necessary action of PMI and no other proceedings on the part of PMI are necessary to consummate such transactions (except as expressly contemplated hereby and thereby).

                  (b) Enforceability. This Agreement has been duly executed and delivered by PMI. Each of this Agreement and, after giving effect to this Agreement, the Note and the other Transaction Documents is the legal, valid and binding obligation of PMI, enforceable against PMI in accordance with its terms, and is in full force and effect.

         The foregoing representations and warranties shall be deemed made as of the date of the execution and delivery hereof and as of the date of the effectiveness of this Agreement.

5. Acknowledgment.

         Subject to the satisfaction of the conditions contained herein, and in reliance on the representations and warranties of Company herein, PMI hereby acknowledges the following transactions and agrees that neither the consummation of, or the failure to consummate, any of these transactions shall constitute or otherwise cause a Default or an Event of Default under the Note Agreement or the
Note:

                  (a) the Management Opco Merger;

                  (b) the Change in Tax Status;

                  (c) the Service Company Mergers;

                  (d) the Rights Offering; and

                  (e) the transactions disclosed in the Proxy or the Credit Agreement Amendment.

6. WAIVERS.

         Subject to the satisfaction of the conditions contained herein, and in reliance on the representations and warranties of Company herein, PMI hereby waives (a) the Designated Events of Default; and (b) any failure of Company to comply with the covenants contained in Sections 6.15(a)(i), (ii), or (iii) of the Note Agreement for the periods ending June 30, 2000, September 30, 2000 and December 31, 2000, which waivers shall be effective when each of the conditions contained herein have been satisfied and shall continue unless and until the date, if any, on which a Termination Event shall occur (in which case such waivers automatically shall terminate).

7. AMENDMENTS TO NOTE AGREEMENT.

         Subject to the satisfaction of the conditions contained herein, Company and PMI hereby amend the Note Agreement as follows:

                  (a) The following definitions set forth in Section 3.1 of the Note Agreement hereby are, in each case, amended and restated in their entirety to read as follows:

                  ""CCA" means Corrections Corporation of America, a Tennessee corporation, which was merged with and into the Corporation, with the Corporation as the surviving entity, on December 31, 1998."

                  ""COUPON RATE" means eight percent (8.0%) per annum."

                  ""OPERATING COMPANY" means Corrections Corporation of America (formerly Correctional Management Services Corporation (and not CCA)), a Tennessee corporation."

                  ""REIT" means a real estate investment trust as defined in Sections 856-860 of the Code."

                  ""SENIOR CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement, dated as of August 4, 1999, by and among the Corporation, the Subsidiary Guarantors (as defined therein), the Lenders (as defined therein), Lehman Commercial Paper Inc., as Administrative Agent,

         Societe Generale, as Documentation Agent, The Bank of Nova Scotia, as Syndication Agent, Southtrust Bank, N.A., as Co-Agent, and Lehman Brothers Inc., as Advisor, as Lead Arranger and as Book Manager, as the same may be amended, restated, supplemented, or otherwise modified from time to time."

                  ""TRIGGERING EVENT RATE" means the sum of (a) the Coupon Rate, plus (b) two percentage points."

                  (b) Section 3.1 of the Note Agreement hereby is amended by adding the following new definitions thereto:

                  ""C CORPORATION" has the meaning attributed thereto in the Code."

                  ""CHANGE IN TAX STATUS" means the Corporation's election not to be taxed as a REIT, but rather as a C Corporation, commencing with its taxable year ending December 31, 2000 and thereafter in connection with the Management Opco Merger."

                  ""CREDIT AGREEMENT AMENDMENT" means that certain waiver and amendment to the Senior Credit Agreement, dated June 9, 2000, executed between Company, certain of its Subsidiaries, certain lenders and Lehman Commercial Paper Inc."

                  ""DISQUALIFIED STOCK" means any capital stock of the Corporation that the Corporation is or, upon the passage of time or the occurrence of any event (in each case prior to December 31, 2008), may become obligated to redeem, purchase, retire, defease or otherwise make any payment in respect of, in consideration other than capital stock (other than Disqualified Stock)."

                  ""FEE AGREEMENTS" means (i) that certain agreement, dated September 14, 1999, between the Company and Merrill Lynch & Co. and
         (ii) that certain amended and restated agreement, dated March 3, 2000, as amended on May 1, 2000, between the Company and Wasserstein Perella & Co., Inc."

                  ""MANAGEMENT OPCO MERGER" means the legal and valid merger of Operating Company with and into Management Sub, with Management Sub as the surviving entity, as more particularly described in the Restructuring Proxy."

                  ""MANAGEMENT OPCO MERGER DATE" means the earlier of (i) October 31, 2000, and (ii) the date that is 5 Business Days after the date on which all consents and authorizations necessary to validly and legally consummate the Management Opco Merger have been obtained."

                  ""MANAGEMENT SUB" means the wholly-owned subsidiary of the Corporation formed in connection with the Management Opco Merger."

                  "PACIFIC LIFE AGREEMENT" means that certain Securities Purchase Agreement, dated as of April 5, 2000, and executed as of April 16, 2000, among the Corporation, Operating Company, Service Company A and Service Company B, on the one hand, and Pacific Life Insurance Company, on the other hand."

                  ""POTENTIAL CLAIMS" means the potential claims against the Company under the Pacific Life Agreement, the Securities Purchase Agreement and the Fee Agreements."

                  ""RIGHTS OFFERING" means an offering made, in accordance with all applicable federal and state laws, by the Corporation to its then-current common shareholders through the distribution of rights to purchase shares of common stock of the Corporation (based on each shareholder's then-current pro rata share of the Corporation's common stock), which, if consummated, would result in net cash proceeds to the Corporation of at least $50,000,000."

                  ""RESTRUCTURING PROXY" means the Corporation's Amendment No. 1 to Proxy Statement, to be filed with the United States Securities and Exchange Commission (the "SEC") that, if approved by the Corporation's common shareholders, would permit, among other things, the Change in Tax Status and the Management Opco Merger, a draft of which is attached to the Waiver and Amendment as Exhibit A."

                  ""SECURITIES PURCHASE AGREEMENT" means that certain Securities Purchase Agreement, dated as of December 26, 1999, by and between the Company and Prison Acquisition Company L.L.C."

                  ""SERVICE COMPANY A" means Prison Management Services, Inc., a Tennessee corporation."

                  ""SERVICE COMPANY B" means Juvenile and Jail Facility Management Services, Inc., a Tennessee corporation."

                  ""SERVICE COMPANY MERGERS" means the merger of Service Company A and Service Company B with and into the applicable Service Company Sub for aggregate consideration of not more than $10,600,000 (plus up to $2,000,000 to be paid to certain wardens and other employees of Service Company A and Service Company B), in each case in the form of the Corporation's common or preferred stock (other than Disqualified Stock) only."

                  ""SERVICE COMPANY SUBS" means the two wholly-owned subsidiaries of the Corporation created in connection with the Service Company Mergers."

                  ""WAIVER AND AMENDMENT" means that certain Waiver and Amendment, dated as of June 30, 2000, between the Corporation and PMI."

                  (c) Section 6.10 of the Note Agreement hereby is deleted in its entirety and replaced with the following new Section 6.10:

                  "Conduct of Business. (a) Except as may be necessary in order to consummate, and as contemplated by, the Management Opco Merger and the Service Company Mergers, the Corporation shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the financing, ownership and development of prisons and other correctional facilities and other businesses or activities substantially similar or related thereto.

                  (b) After consummation of the Management Opco Merger, the business of the Corporation and its Subsidiaries may include, in addition to those activities listed in subsection (a) above, the operation and management of correctional, justice and detention facilities."

                  (d) Section 6.13 of the Note Agreement hereby is amended by adding the following new subsection at the end thereof:

                  "(v) Upon and after the consummation of the Management Opco Merger, this Section 6.13 shall have no further force or effect with respect to Operating Company."

                  (e) Section 6.14 of the Note Agreement hereby is deleted in its entirety and replaced with the notation: "[Intentionally Omitted]".

                  (f) Section 6.15 of the Note Agreement hereby is amended by inserting the following immediately before clause (i) of such section:

                  "(a) Prior to the consummation of the Management Opco Merger, the following covenants shall apply (subject to the waiver contained in the Waiver and Amendment):"

                  (g) Section 6.15 of the Note Agreement hereby is further amended by adding the following thereto as a new subsection (b) at the end of such section:

                  (b) For purposes of this Section 6.15(b) only, all capitalized terms used in this Section shall have the meaning given to them in the Senior Credit Agreement as in effect as of the date hereof and all definitions that are referred to in such capitalized terms that also are defined in the Senior Credit

         Agreement also shall have the meanings given to them in the Senior Credit Agreement (such capitalized terms and definitions referred to in such capitalized terms being referred to as "Financial Covenant Definitions"); provided, however, that if the Financial Covenant Definitions contained in the Senior Credit Agreement as of the date hereof subsequently are amended or modified (other than in connection with a refinancing or replacement thereof), then the Financial Covenant Definitions used herein automatically shall be deemed amended or modified to conform to the changes in the Senior Credit Agreement as of the effective date of the applicable amendment or modification. If the Senior Credit Agreement is terminated prior to the termination of this Agreement, the Financial Covenant Definitions shall have the meaning given to them in the Senior Credit Agreement as of the date immediately preceding the applicable termination date (without giving effect to amendments effected in connection with such termination). Upon and after consummation of the Management Opco Merger, the following financial covenants shall apply:

                  (i) Maximum Total Leverage. At all times the ratio of Total Indebtedness to Post Merger EBITDA of the Consolidated Parties for the immediately preceding four full fiscal quarters ("LTM Post Merger EBITDA") shall be equal to or less than the ratio set forth below for such fiscal quarter. For purposes of determining compliance with this
         Section 6.15(b)(i), (A) during the third quarter of 2000, LTM Post Merger EBITDA shall be calculated by multiplying Post Merger EBITDA for the third quarter of 2000 by four (4), (B) during the fourth quarter of 2000, LTM Post Merger EBITDA shall be calculated by multiplying (i) the sum of Post Merger EBITDA for the third quarter of 2000 plus Post Merger EBITDA for the fourth quarter of 2000 by (ii) two (2), and (C) during the first quarter of 2001, LTM Post Merger EBITDA shall be calculated by multiplying (i) the sum of Post Merger EBITDA for the third quarter of 2000 plus Post Merger EBITDA for the fourth quarter of 2000 plus Post Merger EBITDA for the first quarter of 2001 by (ii) four-thirds (4/3):

               Fiscal Quarter                                   Ratio
               --------------                                 ---------
                 Q3 - 2000                                    8.00:1.00
                 Q4 - 2000                                    7.50:1.00
                 Q1 - 2001                                    6.75:1.00
                 Q2 - 2001                                    6.00:1.00
                 Q3 - 2001                                    5.25:1.00
                 Q4 - 2001                                    5.00:1.00

                  (ii) Post Merger Interest Coverage Ratio. The Post Merger Interest Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be equal to or greater than the ratio set forth below for such fiscal quarter:

               Fiscal Quarter                                   Ratio
               --------------                                 ---------
                 Q3 - 2000                                    0.75:1.00
                 Q4 - 2000                                    1.00:1.00
                 Q1 - 2001                                    1.20:1.00
                 Q2 - 2001                                    1.20:1.00
                 Q3 - 2001                                    1.40:1.00
                 Q4 - 2001                                    1.40:1.00

                  (iii) Fixed Charge Coverage. The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be equal to or greater than the ratio set forth below for such fiscal quarter:

               Fiscal Quarter                                   Ratio
               --------------                                 ---------
                 Q3 - 2000                                    0.50:1.00
                 Q4 - 2000                                    1.00:1.00
                 Q1 - 2001                                    1.00:1.00
                 Q2 - 2001                                    1.00:1.00
                 Q3 - 2001                                    1.00:1.00
                 Q4 - 2001                                    1.00:1.00

                  (iv) Pro Forma Adjustments and Setting of Future Financial Covenants. To the extent that the Management Opco Merger is consummated on a date in a fiscal quarter of the Consolidated Parties other than the final day of such fiscal quarter, the financial covenants contained in (i) through (iii) above shall be calculated as if the Management Opco Merger had occurred on the first of day of such fiscal quarter. Further, at any time on and after September 30, 2001 that the financial covenants set forth in the Senior Credit Agreement are reset or otherwise renegotiated, but no less frequently than annually, Purchaser and the Corporation agree to establish reset covenant levels (at a level equal to 50 basis points higher than the comparable financial covenant in the Senior Credit Agreement in the case of the Maximum Total Leverage Ratio, 25 basis points lower than the comparable financial covenant in the Senior Credit Agreement in the case of the Post Merger Interest Coverage Ratio, and 25 basis points lower than the comparable financial covenant in the Senior Credit Agreement in the case of the Fixed Charge Coverage Ratio) in each case, for the period covered by the reset or otherwise renegotiated Senior Credit Agreement financial covenants."

                  (h) Section 7.1 of the Note Agreement hereby is amended by adding to the beginning thereof the clause: "Subject to the waivers contained in the Waiver and Amendment,".

                  (i) Section 7.1(iii) of the Note Agreement hereby is amended by modifying the beginning thereof to read: "default under any evidence of indebtedness, including any bond, debenture or note, for money borrowed in excess of $1,000,000 by the Corporation or any of its Subsidiaries,". The remainder of Section 7.1(iii) shall remain the same.

                  (j) Section 7.1(v) of the Note Agreement hereby is amended by adding to the beginning thereof the clause: "provided that the representations and warranties contained in Section 4 of this Agreement are, by their terms, made specifically and apply only as of the Closing Date and provided that the representations and warranties contained in Section 3 of the Waiver and Amendment are, by their terms, made specifically and apply as of the date thereof and as of the date of the effectiveness thereof,".

                  (k) Section 7.1(vi) of the Note Agreement hereby is amended by adding to the beginning thereof the clause: "except in connection with the Potential Claims,".

8. FEE.

         Company shall pay to PMI a fee (the "Waiver Fee") equal to $75,000, which fee shall be fully earned and be due and payable upon the execution and delivery hereof by the parties hereto.

9. CONDITIONS PRECEDENT.

         The effectiveness of the waivers and amendments contained in this Agreement (but not the effectiveness of this Agreement, which will be effective upon the satisfaction of the terms contained in Section 10.2(b)) is subject to the fulfillment of each of the following conditions:

                  (a) Company and PMI, respectively, shall have received a counterpart of this Agreement duly executed and delivered by the other, and the same shall be in full force and effect;

                  (b) PMI shall have received an 8.0% convertible, extendable, subordinated note due February 28, 2005 (in the form attached hereto as Exhibit B; herein, the "Replacement Note") in substitution for the Note. In this regard,
(i) the Replacement Note shall not become effective or be enforceable against Company until the waivers and amendments contained in this Agreement have become effective under this Section 9, (ii) promptly after the date of the effectiveness of the waivers and amendments contained in this Agreement, PMI agrees to return the Note to Company for cancellation, and (iii) from and after the date of the effectiveness of the waivers and amendments contained in this Agreement (and irrespective of whether a Termination Event subsequently occurs), PMI and Company agree that all references in the Note Agreement to the Note that do not conflict with the terms of the Replacement Note automatically shall be deemed to be references to the Replacement Note and that the Replacement Note shall evidence, for all purposes, the indebtedness of Company owed by it to PMI that previously had been evidenced by the Note;

                  (c) PMI shall have received the Waiver Fee;

                  (d) after giving effect hereto, no Default or Event of Default shall have occurred and be continuing;

                  (e) the lenders or the agents under the Senior Credit Agreement shall have withdrawn the blockage notice, dated April 14, 2000, sent by Lehman Commercial Paper Inc. to PMI, shall have agreed not to issue another blockage notice to PMI based upon the existence of the MDP Defaults, and no other blockage notice shall have been sent to PMI by the lenders or agents under the Senior Credit Agreement or the Senior Notes Indenture;

                  (f) the receipt of the payment of interest accrued under the Note due on June 30, 2000;

                  (g) PMI shall have received payment of its reasonable costs and expenses (including attorneys fees and costs) incurred in connection with the Designated Events of Default and the preparation, negotiation, execution, and delivery of this Agreement and the Replacement Note; and

                  (h) each of the representations and warranties contained herein shall be true and correct in all respects on and as of the effectiveness hereof, as though made on and as of such date.

10. MISCELLANEOUS.

         10.1 CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  (a) THE VALIDITY OF THIS WAIVER, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS WAIVER SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK. COMPANY AND PMI WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

                  (c) COMPANY AND PMI HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WAIVER OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. COMPANY AND PMI REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND

VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS WAIVER MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         10.2 COUNTERPARTS; TELEFACSIMILE EXECUTION; EFFECTIVENESS.

                  (a) This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original. All of such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement.

                  (b) This Agreement shall be effective as of the date first written above when one or more counterparts hereof shall have been executed by Company and PMI and shall have been delivered to PMI.

         10.3 LIMITED WAIVER.

         The waivers, consents, and modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Note Agreement, and except as expressly set forth herein, shall not operate as a waiver or an amendment of any right, power or remedy of PMI, nor as a consent to any further or other matter, under the Note Agreement or the Note.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.



                           PRISON REALTY TRUST, INC.,
                           a Maryland corporation formerly known as Prison Realty Corporation


                           By: /s/ Vida H. Carroll

                           Its Chief Financial Officer, Secretary/Treasurer


                           PMI MEZZANINE FUND, L.P.,
                           a Delaware limited partnership



                           By: Pacific Mezzanine Investors, LLC, a Delaware
                               limited liability company, its General Partner

                           By: /s/ Robert Bartholomew

                           Its Managing Principal

                        EXHIBITS TO WAIVER AND AMENDMENT


Exhibit A:        Proxy

Exhibit B:        Replacement Note

                                   EXHIBIT A
                                   ---------




                            [Intentionally omitted]

                                   EXHIBIT B
                                   ---------


         THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A NOTE PURCHASE AGREEMENT DATED AS OF DECEMBER 31, 1998 BETWEEN THE CORPORATION AND PMI MEZZANINE FUND, L.P. AND A REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER 31, 1998 BETWEEN THE CORPORATION AND PMI MEZZANINE FUND, L.P., IN EACH CASE, AS AMENDED, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF THE CORPORATION.

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS.

                            PRISON REALTY TRUST, INC.

                 8.0% CONVERTIBLE, EXTENDABLE, SUBORDINATED NOTE
                              DUE FEBRUARY 28, 2005



No. 003                                                            June 30, 2000

                  SECTION 1. PAYMENT OBLIGATION.

                  (a) PRISON REALTY TRUST, INC., a corporation duly organized and existing under the laws of the State of Maryland (herein called the "Corporation"), for value received, hereby promises to pay to MAC & CO., as nominee for PMI Mezzanine Fund, L.P., a limited partnership duly organized and existing under the laws of the State of Delaware (herein called "PMI"), or registered assigns (hereinafter referred to as the "Holder"), the principal sum of Thirty Million Dollars ($30,000,000) on the Maturity Date, and to pay interest thereon from the date hereof quarterly on March 31, June 30, September 30, and December 31 of each year, commencing September 30, 2000, at (i) the Coupon Rate, or (ii) upon the occurrence of a Triggering Event occurring after June 30, 2000 and until the date on which such Triggering Event is cured or waived or until the date that is ninety (90) days from initial occurrence of the Triggering Event, whichever is later, at the

Triggering Event Rate, until the principal hereof is paid to the person in whose name this Note is registered at the close of business on the Business Day immediately preceding the date such payment is due.

                  (b) The Corporation and the Holder acknowledge that the payment of interest on the Notes at the Coupon Rate is subject to the approval of the Required Lenders (as such term is defined in the Senior Credit Agreement), pursuant to Section 3.1 of the Senior Credit Agreement. The Corporation will use its reasonable best efforts to obtain such approval. If such approval is not obtained, the Corporation will issue additional convertible notes (substantially in the form of this Note) to the Holder in an amount equal to the difference between the Coupon Rate hereunder and the coupon rate in effect under the note issued pursuant to the Note Purchase Agreement immediately prior to the issuance of this Note (the "PIK Notes") and will pay the balance (i.e., 7.5% per annum) in cash as and when due hereunder. Any PIK Notes shall be issued on the date that the applicable interest payment is due hereunder and shall accrue interest in accordance with subsection (a) above.

                  (c) Any payments due hereunder that fall due on a day that is not a Business Day shall be payable on the first succeeding Business Day and such extension of time shall be included in the computation of interest due hereunder. Payment of the principal of and interest on this Note will be made by cashiers check or by wire transfer of immediately available funds, in currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at such address or to such account, as applicable, as shall be designated to the Corporation by the Holder.

                  SECTION 2. DEFINITIONS. As used herein, the following terms will be deemed to have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Note Purchase Agreement, dated as of December 31, 1998, between the Corporation and PMI (as amended by the Waiver and Amendment, dated June 30, 2000, between the Corporation and PMI, and as subsequently amended, supplemented, or otherwise modified from time to time, the "Note Purchase Agreement").

                  "BOARD" means the board of directors of the Corporation.

                  "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday, or Friday that is not a day on which banking institutions in Los Angeles, California are authorized or obligated by law or executive order to close.

                  "CAPITAL STOCK" means (a) the Common Stock and (b) any preferred stock of the Corporation issued after June 30, 2000, which is convertible, whether at the option of the holder or otherwise, into Common Stock, other than any preferred stock which provides for payment of dividends in kind issued in lieu of cash dividends required to be paid by the Corporation in order to maintain its taxable status as a real estate investment trust for its 1999 taxable year.

                  "CHANGE EVENT" shall, excluding any and all transactions consummated in connection with, or contemplated by, the Rights Offering, the Restructuring Proxy or the Credit Agreement Amendment, mean:

                           (a) the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by
                           (i) the Corporation or any of its subsidiaries, (ii) any employee benefit plan (or related trust) of the Corporation or its subsidiaries, or (iii) any corporation with respect to which, following such acquisition, more than 50% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of voting securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; or

                           (b) the Incumbent Board shall cease for any reason to constitute at fifty percent (50%) of the members of the Board; or

                           (c) approval by the stockholders of the Corporation of a reorganization, merger, or consolidation, in each case, with respect to which all or substantially all the individuals and entities who were the respective beneficial owners of the voting securities of the Corporation immediately prior to such reorganization, merger, or consolidation do not, following such reorganization, merger, or consolidation beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger, or consolidation; or

                           (d) the sale or other disposition of all or substantially all the assets or property of the Corporation in one transaction or a series of related transactions.

                  "CLOSING DATE" shall have the meaning ascribed thereto in
                  Section 2.2 of the Note Purchase Agreement.

                  "COMMON STOCK" means the common stock of the Corporation, par value $0.01 per share.

                  "CONVERSION PRICE" means a price per share of Common Stock equal to the result of (a) 125%, times (b) the average of the daily closing bid prices for Common Stock of the Corporation during the 30 day period immediately following the Determination Date.

                  "CONVERSION RATIO" means the number of Conversion Shares to be delivered upon conversion of One Hundred Dollars ($100) of principal amount of this Note. Subject to the provisions for adjustment set forth herein, the Conversion Ratio shall be determined as the quotient of (i) One Hundred Dollars ($100), divided by (ii) the Conversion Price.

                  "CONVERSION SHARES" means fully paid and nonassessable shares of Common Stock issuable upon conversion of the indebtedness evidenced by this Note.

                  "CONVERTIBLE NOTES" means the Corporation's (a) $7,000,000 aggregate principal amount 8.5% Convertible Subordinated Notes due November 7, 1999, (b) option to purchase the Floating Rate Notes, and (c) the Floating Rate Notes when issued.

                  "CONVERTIBLE SECURITIES" means rights, warrants, options or other securities convertible into or exchangeable for shares of Common Stock.

                  "COUPON RATE" means eight percent (8.0%) per annum.

                  "CURRENT MARKET PRICE" when used with reference to shares of Common Stock, shall mean (i) the closing price per share of Common Stock on such date or (ii) if securities are sold based on an average price, the lesser of (a) the closing price per share of Common Stock on such date, or (b) the average of the daily closing prices per share of Common Stock for the period over which the sales price was calculated, but if such period exceeds thirty days, then the average of the daily closing prices per share of Common Stock for the last thirty days of such period. If the Common Stock is listed or admitted to trading on a national securities exchange, the closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading. If the Common Stock is not publicly held or so listed or publicly traded, "Current Market Price" shall mean the fair market value per share of Common Stock as determined in good faith by the Board based on an opinion of an independent investment banking firm with an established national reputation as a valuer of securities, which opinion may be based on such assumptions as such firm shall deem to be necessary and appropriate.

                  "DETERMINATION DATE" means the earlier of (a) the date of consummation of the Management Opco Merger, or (b) October 31, 2000.

                  "EVENT OF DEFAULT" shall have the meaning set forth in Section
                  7.1 of the Note Purchase Agreement.

                  "EXCHANGE ACT" shall have the meaning set forth in Section 3.1 of the Note Purchase Agreement.

                  "FLOATING RATE NOTES" shall have the meaning set forth in the Sodexho Agreement.

                  "INCUMBENT BOARD" means the individuals who, as of the Closing Date, constitute the Board; provided, however, that any individual becoming a director subsequent to the Closing Date, whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board.

                  "ISSUE DATE" shall mean June 30, 2000.

                  "MAJOR TRANSACTION" shall, excluding any and all transactions consummated in connection with, or contemplated by, the Rights Offering, the Restructuring Proxy or the Credit Agreement Amendment, mean:

                           (a) approval by the stockholders of the Corporation of a reorganization, merger, or consolidation, in each case, with respect to which all or substantially all the individuals and entities who were the respective beneficial owners of the voting securities of the Corporation immediately prior to such reorganization, merger, or consolidation do not, following such reorganization, merger, or consolidation beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger, or consolidation; or

                           (b) the sale or other disposition of all or substantially all the assets or property of the Corporation and its Subsidiaries, taken as a whole, in one transaction or a series of related transactions.

                  "MANAGEMENT OPCO MERGER" means the legal and valid merger of Operating Company with and into Management Sub, with Management Sub as the surviving entity.

                  "MANAGEMENT SUB" means the wholly-owned subsidiary of the Corporation formed in connection with the Management Opco Merger.

                  "MANDATORY CONVERSION DATE" means the Business Day specified by the Corporation, in compliance with the provisions hereof, as the date on which all or a portion of the indebtedness evidenced by this Note will be converted into shares of Common Stock pursuant to the Corporation's right to compel such conversion.

                  "MANDATORY CONVERSION NOTICE" means a written notice substantially in the form of the notice attached hereto as Exhibit A and incorporated herein by this reference.

                  "MANDATORY PREPAYMENT DATE" means the Business Day specified by the Holder, in compliance with the provisions hereof, as the date on which all or a portion of the indebtedness evidenced by this Note must be prepaid pursuant to the Holder's right to compel such prepayment.

                  "MANDATORY PREPAYMENT NOTICE" means a written notice substantially in the form of the notice attached hereto as Exhibit B and incorporated herein by this reference.

                  "MATURITY DATE" means the later of (a) February 28, 2005, (b) if Holder elects to extend the maturity date by sending a written notice to the Corporation at least thirty days prior to the date set forth in item (a), February 28, 2006, and (c) if Holder elects to extend the maturity date by sending a written notice to the Corporation at least thirty days prior to the date set forth in item (b), February 28, 2007.

                  "NOTE" means this convertible, extendable, subordinated note issued by the Corporation.

                  "OPERATING COMPANY" means Corrections Corporation of America (formerly Correctional Management Services Corporation), a Tennessee corporation.

                  "OPTIONAL CONVERSION NOTICE" means a written notice substantially in the form of the notice attached hereto as Exhibit C and incorporated herein by this reference.

                  "SENIOR INDEBTEDNESS" means the principal of and premium, if any, and unpaid interest on (a) indebtedness (other than indebtedness evidenced by the Convertible Notes, indebtedness that is subordinated in right of payment to one or more item or type of indebtedness of the Corporation, or indebtedness incurred in violation of the terms and conditions of the Note Purchase Agreement) of the Corporation, irrespective of whether secured and whether heretofore or hereafter (i) incurred for borrowed money, or (ii) evidenced by a note or similar instrument given in connection with the acquisition by the Corporation of any business, properties, or assets, including securities (but not including any account payable or other obligation created or assumed by the Corporation in the ordinary course of business in connection with the obtaining of materials or services), (b) any refundings, renewals, extensions, or deferrals of any of the indebtedness included as Senior Indebtedness by virtue of clause (a) hereof, and (c) obligations under capital leases; in each case for the payment of which the Corporation is liable directly or indirectly by guarantee, letter of credit, obligation to purchase or acquire, or otherwise, unless the terms of the instrument evidencing such indebtedness or capital lease or pursuant to which such indebtedness or capital lease is outstanding specifically provide that such indebtedness or capital lease is not superior in right of payment to the indebtedness evidenced by this Note.

                  "SODEXHO AGREEMENT" means that certain Securities Purchase Agreement, dated as of June 23, 1994, between Sodexho S.A., a French corporation, or its designee and the Corporation, as amended by that certain Amendment No. 1 to Securities Purchase Agreement, dated as of July 11, 1995, and that certain Amendment No. 2 to Corrections Corporation of America/Sodexho S.A. 1994 Securities Purchase Agreement and Note and Warrant Modification Agreement, dated as of February 26, 1996.

                  "TRADING DAY" means, if the Common Stock is listed or admitted to trading on any national securities exchange, a day on which such exchange is open for the transaction of business, otherwise, a Business Day.

                  "TRIGGERING EVENT" means the occurrence of any Unmatured Event of Default or Event of Default described in Section 7.1 of the Note Purchase Agreement. For purposes of determining the period during which the Triggering Event Rate shall be in effect, a Triggering Event shall not be deemed to have occurred until the date on which the Holder shall have given notice of the occurrence thereof to the Corporation.

                  "TRIGGERING EVENT RATE" means the sum of (a) the Coupon Rate, plus (b) two percentage points.

                  "UNMATURED EVENT OF DEFAULT" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

                  SECTION 3. OPTIONAL CONVERSION.

                  (a) Subject to and upon compliance with the provisions of this Note, the Holder is entitled, at its option, at any time on or before the close of business on the Business Day prior to the Maturity Date, or in case this Note or a portion hereof is called for conversion by the Corporation in accordance with the terms hereof, then until and including, but not after, the close of business on the third Business Day prior to the Mandatory Conversion Date, to convert all or a portion of the principal amount of the indebtedness evidenced by this Note into Conversion Shares.

                  (b) The principal amount of the indebtedness evidenced by this Note or any portion of the principal amount of the indebtedness evidenced hereby that is One Thousand Dollars ($1,000), an integral multiple of One Thousand Dollars ($1,000), or the remaining balance of the principal amount of the indebtedness evidenced by this Note may be converted into Conversion Shares. Subject to the provisions for adjustment set forth hereinafter, the indebtedness evidenced by the Note shall be convertible into Conversion Shares at a price per share equal to the Conversion Price and the number of Conversion Shares to be deliverable to the Holder upon conversion of One Hundred Dollars ($100) of the principal amount of this Note shall be equal to the Conversion Ratio.

                  (c) Conversion of all or a portion of the indebtedness evidenced by this Note may be effected by the Holder upon the surrender to the Corporation at the principal office of the Corporation in the State of Tennessee or at the office of any agent or agents of the Corporation, as may be designated by the Board, of this Note, duly endorsed or assigned to the Corporation or in blank, accompanied by a Optional Conversion Notice to the Corporation that the Holder elects to convert the principal amount of the indebtedness evidenced by this Note or, if less than the entire principal amount of the indebtedness evidenced by this Note is to be converted, the portion thereof to be converted. Such Optional Conversion Notice shall specify the name or names in which the Holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of the Holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the indebtedness evidenced by this Note. No payment or adjustment shall be made upon any conversion of this Note on account of any dividends or other distributions payable on the Conversion Shares; provided, however, that the Holder shall be entitled to receive the full amount of any dividends or other distributions declared with respect to the Conversion Shares with a record date on or after the effective date of such conversion.

                  As promptly as practicable, and in any event within five (5) Business Days after the surrender of this Note and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered, either by personal delivery or by certified or registered mail or by a recognized overnight courier service, in any such case, properly insured, to the Holder in accordance with the written instructions of the Holder (i) certificates representing the number of Conversion Shares to which the Holder shall be entitled, and (ii) if less than the entire principal amount of indebtedness evidenced by this Note is being converted, a new promissory note, in the form of this Note, for the balance of the indebtedness that is not being so converted. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice and of such surrender of this Note so that the rights of the Holder (as a noteholder) with respect to the principal amount being converted shall cease, and the person or persons entitled to receive the Conversion Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of such day. All accrued but unpaid interest through the Business Day immediately preceding the date of such conversion with respect to the principal amount of the indebtedness evidenced by this Note being converted shall be payable upon conversion.

                  The Corporation shall not be required to convert, and no surrender of this Note shall be effective for that purpose, while the transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of 15 days); but the surrender of this Note for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date this Note is surrendered, and at the Conversion Ratio in effect at the date of such surrender.

                  (d) In case this Note is to be prepaid pursuant to the mandatory prepayment provisions hereof, such right of conversion shall cease and terminate as to the portion of this Note that is to be prepaid at the close of business on the Business Day next preceding the date fixed for mandatory prepayment unless the Corporation shall default in the payment of the mandatory prepayment amount.

                  (e) In connection with the conversion of the indebtedness evidenced by this Note, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Trading Day on which such indebtedness evidenced by this Note is deemed to have been converted. If more than one note shall be surrendered for conversion by the Holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total amount of indebtedness to be converted.

                  (f)      (i)      The Corporation shall at all times reserve
and keep available for issuance upon the conversion of the indebtedness evidenced by this Note, free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all of the indebtedness evidenced by this Note, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all of the indebtedness evidenced by this Note.

                           (ii)     If the Corporation shall issue shares of
Common Stock upon conversion of indebtedness evidenced by this Note as contemplated by this Section 3, the Corporation shall issue together with each such share of Common Stock any rights issued to holders of Common Stock of the Corporation, irrespective of whether such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock of the Corporation at such time and have not expired.

                  (g) The Conversion Ratio will be subject to adjustment from time to time as follows:

                           (i)      In case the Corporation shall at any time or
from time to time after the Issue Date (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the Holder shall be entitled to receive the number of shares of Common Stock (or other capital stock) of the Corporation that the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had the indebtedness evidenced by this Note been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification, or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause (i) in connection with any transaction to which subsection (h) applies.

                           (ii)     In case the Corporation shall issue shares
of Common Stock or Convertible Securities after the Issue Date, (A) at a price per share (or having a conversion price per share) less than the greater of the Current Market Price per share of Common Stock or the Conversion Price, as of the date of issuance of such shares or of such Convertible Securities, or (B) in settlement, in whole or in part, of any shareholder or class action lawsuit (a "Settlement Payment"), then, and in each such case, the Conversion Ratio shall be adjusted so that the Holder shall be entitled to receive, upon the conversion hereof, the number of shares of Common Stock determined by multiplying (1) the applicable Conversion Ratio on the day immediately prior to such date by (2) a fraction, the numerator of which shall be the sum of (a) the number of shares of Common Stock outstanding on such date, plus (b) the number of additional shares of Common Stock issued (or into which the Convertible Securities may convert), and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date, plus (y) either the number of shares of Common Stock purchasable at the greater of the then Current Market Price per share or the Conversion Price with the aggregate consideration received or receivable by the Corporation for the total number of shares of Common Stock so issued (or into which the Convertible Securities may convert), or zero in the case of a Settlement Payment. Notwithstanding the foregoing, in the event that after the date hereof the Corporation issues the Floating Rate Notes, (an "Adjustment Event") then the Conversion Ratio shall be adjusted so that the holder shall be entitled to receive, upon the conversion hereof, the number of shares of Common Stock determined by multiplying the applicable Conversion Ratio on the day immediately prior to the Adjustment Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock outstanding, plus the number of shares of Common Stock into which the Floating Rate Notes may convert, immediately after such Adjustment Event, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the Adjustment Event.

                  An adjustment made pursuant to this clause (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this clause (ii), the aggregate consideration received or receivable by the Corporation in connection with the issuance of shares of Common Stock or of rights, warrants, or other securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such Common Stock, rights, warrants, and convertible securities plus the minimum aggregate amount, if any, payable upon exercise of conversion of any such rights, warrants, and convertible securities into shares of Common Stock. The issuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to (a) a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the conversion ratio pursuant to clause (i) of this subsection (g), or (b) the terms of a firmly committed underwritten public offering, shall not be deemed to constitute an issuance of Common Stock or Convertible Securities by the Corporation to which this clause (ii) applies.

                  Upon the expiration of any unexercised options, warrants, or rights to convert any convertible securities for which an adjustment has been made pursuant to this clause (ii), the adjustments shall forthwith be reversed to effect such rate of conversion as would have been in effect at the time of such expiration or termination had such options, warrants, or rights or convertible securities, to the extent outstanding immediately prior to such expiration or termination, never been issued. If the purchase price provided for in any option, warrant, or rights to convert any convertible securities for which an adjustment has been made pursuant to this clause (ii), the additional consideration, if any, payable upon the conversion or exchange of any convertible securities for which an adjustment has been made, or the rate at which any convertible securities referred to above are convertible into or exchangeable for Common Stock shall, at any time, increase or decrease (other than under or by reason of provisions designed to protect against dilution), then, the Conversion Ratio in effect at the time of such event shall forthwith be readjusted to the Conversion Ratio that would have been in effect at such time had such options, warrants, or rights or convertible securities still outstanding provided for such changed purchase price, additional consideration, or conversion rate, as the case may be, at the time initially granted, issued, or sold. No adjustment shall be made pursuant to this clause (ii) in connection with any transaction to which subsection (h) applies.

                           (iii)    In case the Corporation shall at any time or
from time to time after the Issue Date declare, order, pay, or make a dividend or other distribution (in each case, a "Distribution"), (including, without limitation, (a) any distribution of Capital Stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries by way of dividend or spinoff and (b) any dividend, payment or distribution of cash or Capital Stock, or the incurrence of any accounting charge or reserve that reduces the net income of the Corporation as of the end of any fiscal year, in respect of any Capital Stock that provides for a guaranteed rate of return or accretion of value (whether by increases in liquidation value or otherwise), including, without limitation, any issuance of Common Stock required by such guaranty or accretion of value, whether upon conversion of such Capital Stock or otherwise), on its Capital Stock, other than (A) Distributions payable in cash in an aggregate amount not to exceed 50% of net income from continuing operations before extraordinary items of the Corporation, determined in accordance with generally accepted accounting principles, during the period (treated as one accounting period) commencing on December 31, 1995, and ending on the date such Distribution is paid; provided, that, to the extent required by the terms thereof, such Distribution shall have been previously consented to by the holders of the Notes issued pursuant to the Note Purchase Agreement, or (B) Distributions of shares of Common Stock which are referred to in clause (i) of this subsection (g), then, and in each such case, the Conversion Ratio shall be adjusted so that the Holder shall be entitled to receive, upon the conversion hereof, the number of shares of Common Stock determined by multiplying (1) the applicable Conversion Ratio on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such Distribution (or in the case of clause (b), the day immediately prior to the making of any such dividend, payment, or distribution, or, in the case of the incurrence of any accounting charge or reserve, December 31 of the applicable year) by (2) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock for the period of 30 Trading Days preceding such record date, and the denominator of which shall be such Current Market Price per share of Common Stock less the fair market value, as determined in good faith by the Board, (a certified resolution with respect to which shall be mailed to the Holder), per share of Common Stock of such Distribution. No adjustment shall be made pursuant to this clause (iii) in connection with any transaction to which subsection (h) applies.

                           (iv)     For purposes of this subsection (g), the
number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

                           (v)      The term "dividend," as used in this
subsection (g), shall mean a dividend or other distribution upon stock of the Corporation.

                           (vi)     Anything in this subsection (g) to the
contrary notwithstanding, no adjustment in the Conversion Ratio shall be made on account of a Distribution, dividend, issuance, grant of rights or other action that otherwise would cause an adjustment in the Conversion Ratio under this subsection (g), to the extent that the Distribution, dividend, issuance, grant of rights or other action is taken in connection with the transactions contemplated by the Rights Offering, the Restructuring Proxy or the Credit Agreement

Amendment, including the distribution of the Series B preferred stock and the conversion of such shares into common stock.

                           (vii)    Anything in this subsection (g) to the
contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment in the Conversion Ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Ratio by at least one one-hundredth (.01) of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Ratio by at least one one-hundredth (.01) of one share of Common Stock, such change in Conversion Ratio shall thereupon be given effect.

                           (viii)   The certificate of any firm of independent
public accountants of recognized standing selected by the Board (which may be the firm of independent public accountants regularly employed by the Corporation) shall be presumptively correct for any computation made under this subsection (g).

                           (ix)     If the Corporation shall take a record of
the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this subsection (g) or in the Conversion Ratio then in effect shall be required by reason of the taking of such record.

                  (h) In the case of any Major Transaction occurring at any time, at the option of the Holder, the indebtedness evidenced by the Note shall thereafter be convertible into, in whole and in part and in lieu of the Common Stock issuable upon such conversion prior to consummation of such Major Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Major Transaction by a holder of that number of shares of Common Stock into which such indebtedness, or portion thereof, was convertible immediately prior to such Major Transaction (including, on a pro rata basis, the cash, securities, or property received by holders of Common Stock in any tender or exchange offer that is a step in such Major Transaction). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 3 shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property.

                  (i) In case at any time or from time to time, other than in connection with the transactions contemplated by the Rights Offering, the Restructuring Proxy or the Credit Agreement Amendment, the Corporation shall pay any stock dividend or make any other non-cash distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common

Stock of the Corporation or consolidation or merger of the Corporation with or into another corporation or other entity, or any sale or conveyance to another corporation or other entity of the assets or property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least 20 days prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the Holder at the address of the Holder as shown on the books of the Corporation as of the date of which (i) the books of the Corporation shall close or a record shall be taken for such stock dividend, distribution, or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation, or winding up shall take place, as the case may be, provided that in the case of any Major Transaction to which subsection (h) applies the Corporation shall give at least 30 days prior written notice as aforesaid. Such notice also shall specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, or conveyance or participate in such dissolution, liquidation, or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

                  (j) Anything herein to the contrary notwithstanding, the issuance or sale of the following shares of Common Stock or options, warrants, or other rights to purchase Common Stock shall be excluded from any calculation of, and shall not be deemed issued or sold for purposes of calculating, any reduction, adjustment, or readjustment of the Conversion Ratio hereunder: (i) shares of Common Stock issued upon conversion of the indebtedness evidenced by this Note or any portion thereof; (ii) shares of Common Stock or options, warrants, or other rights to purchase Common Stock issuable, reserved for issuance, or issued pursuant to a stock option plan, employee stock ownership plan, or other compensatory benefit plan of the Corporation, duly adopted by the Board; (iii) shares of Common Stock, issuable, reserved for issuance, or issued pursuant to any currently outstanding warrants or options (other than as provided in subparagraph (g)(ii) above), or any options, warrants, or other rights issuable, reserved for issuance, or issued to officers of the Corporation in the future for compensatory purposes, if duly authorized by the Board; and
(iv) shares of Common Stock issued upon conversion of the indebtedness evidenced by the Convertible Notes (other than as provided in subparagraph (g)(ii) above).

                  SECTION 4. REPORTS AS TO ADJUSTMENTS. Upon any adjustment of the Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Section 3, then, and in each such case, the Corporation shall promptly deliver to the Holder, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion granted by Section 3, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to the Holder may be given in advance and included as part of the notice required under the provisions of Section 3(i).

                  SECTION 5. MANDATORY CONVERSION.

                  (a) At any time after February 28, 2004, and so long as at such time the Common Stock is listed or admitted to trading on a national securities exchange, the Corporation may require the Holder to convert all or a portion of the principal amount of the indebtedness evidenced by this Note into shares of Common Stock if, at such time, the Current Market Price of the Common Stock has equaled or exceeded one hundred fifty percent (150%) of the Conversion Price (as it may from time to time be adjusted) for forty-five (45) consecutive Trading Days following the thirty-fifth monthly anniversary of the Issue Date. To exercise such right, the Corporation must deliver a Mandatory Conversion Notice of the exercise of such right to the Holder within thirty (30) days of the last day of such forty-five (45) day period, such Mandatory Conversion Notice must be given at least ten (10) Business Days, but not more than fifteen
(15) Business Days prior to the proposed Mandatory Conversion Date, and such Mandatory Conversion Notice must specify the proposed Mandatory Conversion Date and the portion of the principal amount of the indebtedness evidenced by this Note to be converted into Common Stock.

                  (b) All conversions effected pursuant to the preceding paragraph will be made effective as of the close of business on the Mandatory Conversion Date at the Conversion Ratio in effect on the Mandatory Conversion Date; provided, however, that, in order to be able to convert, the Current Market Price must have equaled or exceeded one hundred fifty percent (150%) of the Conversion Price (as it may from time to time be adjusted) for the forty-five (45) consecutive Trading Days immediately prior to the Mandatory Conversion Date. If the Current Market Price on the Mandatory Conversion Date does not equal or exceed one hundred fifty percent (150%) of the Conversion Price (as it may from time to time be adjusted) for the forty-five (45) consecutive Trading Days immediately prior to the Mandatory Conversion Date, the Corporation's election to require conversion will be deemed void and no conversion will be effected pursuant to such notice. Such event will not be deemed, however, to alter or restrict the Corporation's right to again require conversion at such time as the Current Market Price equals or exceeds one hundred fifty percent (150%) of the then current Conversion Price for forty-five
(45) consecutive Trading Days prior to such time. Upon conversion required by the Corporation pursuant to this paragraph and the immediately preceding paragraph, all accrued but unpaid interest with respect to the principal amount of the indebtedness evidenced by this Note being converted shall be payable in accordance with the provisions of the following paragraph.

                  (c) Conversions of the indebtedness evidenced by this Note effected by the exercise of the Corporation's right to require conversion will be deemed effective as of the close of business on the Mandatory Conversion Date without any action by the Holder and the Holder will, as of such time, be a stockholder of the Corporation with respect to the number of shares of Common Stock into which the principal balance evidenced by this Note (or such portion of the principal balance evidenced by this Note as the Corporation shall have specified) shall have been converted. The Holder agrees promptly to surrender this Note for cancellation following mandatory conversion. Certificates representing the shares of Common Stock issuable by the Corporation as a result of the mandatory conversion of all or a portion of the principal balance of the indebtedness evidenced by this Note and all dividends and other distributions payable with respect to such shares and all accrued but unpaid interest payable pursuant to the immediately preceding paragraph will be retained by the Corporation pending surrender of this Note for cancellation. As promptly as practicable, and in any event within five (5) Business Days after the surrender of this Note, the Corporation shall deliver or cause to be delivered, either by personal delivery or by certified or registered mail or by a recognized overnight courier service, in any such case, properly insured, to the Holder in accordance with the written instructions of the Holder (i) certificates representing the number of Conversion Shares to which the Holder shall be entitled, (ii) if less than the entire principal amount of indebtedness evidenced by this Note is being converted, a new promissory note, in the form of this Note, for the balance of the indebtedness that is not being so converted, and (iii) a cashiers check or wire transfer of the amount of the accrued but unpaid interest in respect of the principal of the Note that has been converted into Conversion Shares.

                  (d) In connection with the conversion of the indebtedness evidenced by this Note, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Trading Day on which such indebtedness evidenced by this Note is deemed to have been converted. If more than one note shall be surrendered for conversion by the Holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total amount of indebtedness to be converted.

                  SECTION 6. MANDATORY PREPAYMENT. In the case of any Change Event occurring at any time, at the option of the Holder, the Holder may require the Corporation to prepay all or a portion of the then outstanding principal amount of the indebtedness evidenced by this Note. To exercise such right of prepayment, the Holder must provide the Corporation with a Mandatory Prepayment Notice at least thirty (30) days prior to the proposed Mandatory Prepayment Date which Mandatory Prepayment Notice shall specify the portion of the principal amount of the indebtedness evidenced by this Note (which must be in integral multiples of One Thousand Dollars ($1,000)) to be prepaid. On the Mandatory Prepayment Date specified, the Corporation shall prepay the portion of the principal amount of the indebtedness evidenced by this Note that the Holder has specified must be prepaid on such date, plus accrued interest on such principal amount to the date of the prepayment. Any prepayment shall be made by cashiers check or by wire transfer of immediately available funds, in currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at such address or to such account, as applicable, as shall be designated to the Corporation by the Holder.

                  SECTION 7. SUBORDINATION.

                  (a) The Corporation covenants and agrees, and the Holder likewise covenants and agrees, that no payment shall be made by the Corporation on account of principal of or interest on this Note, or otherwise, if there shall have occurred and be continuing, and the Corporation and the Holder shall have received notice from the holder or holders of, a default with respect to any Senior Indebtedness (i) permitting the acceleration thereof and such default is the subject of a judicial proceeding, or (ii) in an aggregate principal amount of not less than One Million Dollars ($1,000,000) entitling such holder or holders to compel the acceleration thereof (provided, however, that in the case of Senior Indebtedness issued pursuant to an indenture, such notice may be validly given only by the trustee under such indenture), unless and until such default or Event of Default shall have been cured or waived or shall have ceased to exist or such notice is withdrawn or found by a court of competent jurisdiction to be invalid.

                  (b) Upon any payment by the Corporation or distribution of assets of the Corporation of any kind or character, whether in cash, property, or securities, to creditors of the Corporation upon any dissolution or winding up or liquidation or reorganization of the Corporation, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, or other similar proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in money or money's worth, or payment thereof provided for, before any payment is made on account of the principal of or interest on this Note and upon such dissolution or winding up or liquidation or reorganization, any payment by the Corporation, or distribution of assets of the Corporation of any kind or character, whether in cash, property, or securities, to which the Holder would be entitled except for the provisions hereof, shall be paid by the Corporation or by any receiver, trustee in bankruptcy, liquidating trustee, agent, or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holder.

                  (c) The foregoing notwithstanding, in the event that any payment of or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Holder before all Senior Indebtedness is paid in full in money or money's worth, or provision is made for such payment, then and in such event such payment or distribution shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior

Indebtedness (but subject to the power of a court of competent jurisdiction to make other equitable provision, which shall have been determined by such court to give effect to the rights conferred herein upon the Senior Indebtedness and the holders thereof with respect to this Note or the Holder hereof by a lawful plan or reorganization or readjustment under applicable bankruptcy law).

                  (d) The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the obligations of the Holder to the holders of Senior Indebtedness: (i) change the manner, place, or terms of payment or change or extend the time of payment of, or renew or alter Senior Indebtedness, or otherwise amend, in any manner, Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; provided, however, that the average weighted maturity of such Senior Indebtedness shall not be decreased without the consent of the Holder; (ii) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Corporation and any other person.

                  (e) Subject to the payment in full of all amounts then due (whether by acceleration of the maturity thereof or otherwise) on account of the principal of, premium, if any, and interest on all Senior Indebtedness at the time outstanding, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property, or securities of the Corporation applicable to the Senior Indebtedness until the principal of and interest on this Note shall be paid in full; and, for the purposes of such subrogation, no payments or distributions by the Corporation to the holders of Senior Indebtedness of any cash, property, or securities to which the Holder would be entitled except for the provisions hereof, and no payments over pursuant to the provisions hereof to the holders of Senior Indebtedness by the Holder, shall, as between the Corporation, its creditors other than holders of Senior Indebtedness, and the Holder, be deemed to be a payment by the Corporation to or on account of the Senior Indebtedness.

                  (f) It is understood that the foregoing provisions of this Note are and are intended solely for the purpose of defining the relative rights of the Holder on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Note is intended to or shall impair, as among the Corporation, its creditors (other than the holders of Senior Indebtedness), and the Holder, the obligation of the Corporation, which is absolute and unconditional, to pay to the Holder the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Holder and creditors of the Corporation other than the holders of Senior Indebtedness, nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note or the Note Purchase Agreement.

                  (g) Upon any payment or distribution of assets of the Corporation referred to herein, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation, or reorganization proceedings are pending, or certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent, or other person making such payment or distribution, delivered to the Holder, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto.

                  (h) The Corporation shall give prompt written notice to the Holder of any fact known to the Corporation that would prohibit the making of any payment of moneys to or by the Corporation in respect of this Note.

                  SECTION 8. ACCELERATION. This Note and the indebtedness evidenced hereby is subject to acceleration under the terms and conditions set forth in the Note Purchase Agreement.

                  SECTION 9. NO OPTIONAL PREPAYMENT. This Note and the indebtedness evidenced hereby may not be prepaid at the option of the Corporation.

                  SECTION 10. MISCELLANEOUS.

                  (a) Any notice required by the provisions of this Note to be given to the Holder or the Corporation shall be given and deemed received or delivered in accordance with the provisions of Section 10.4 of the Note Purchase Agreement.

                  (b) In the event of prepayment or conversion of this Note in part only, a new note or notes for the unpaid or unconverted portion hereof will be issued in the name or names requested by the Holder upon the cancellation hereof.

                  (c) The transfer of this Note is registrable on the books of the Corporation upon surrender of this Note for registration of transfer at the offices of the Corporation in Nashville, Tennessee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation duly executed by, the Holder or its attorney duly authorized in writing, and thereupon one or more new notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. New notes are issuable only in registered form without coupons in denominations of One Thousand Dollars ($1,000) and any integral multiple thereof. This Note is exchangeable for a like aggregate principal amount of notes of a different authorized denomination, as requested by the Holder. No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  (d) Prior to the due presentment of this Note for registration of transfer, the Corporation and any agent of the Corporation may treat the person in whose name this Note is registered as the owner hereof for all purposes, irrespective of whether this Note be overdue, and neither the Corporation nor any such agent shall be affected by notice to the contrary.

                  (e) This Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by, construed under, and enforced in accordance with the laws of the State of New York.

                  (f) The Corporation agrees, to the extent permitted by law, to pay to the Holder all costs and expenses (including attorneys' fees) incurred by it in the collection hereof or the enforcement of any right or remedy provided for herein (including such costs and expenses incurred in connection with a workout or an insolvency or bankruptcy proceeding).

                  (g) The provisions of the Note Purchase Agreement are hereby incorporated into this Note by this reference.



                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the undersigned has executed this Note effective as of the date first above written.

                                             PRISON REALTY TRUST, INC.,
                                             a Maryland corporation



                                             By:
                                                ------------------------------
                                             Title:
                                                   ---------------------------



ATTEST:



----------------------------------
Secretary

                                    Exhibit A
                      [FORM OF MANDATORY CONVERSION NOTICE]


-------------------------

-------------------------

-------------------------


                  Notice hereby is given that, in accordance with the terms and conditions of the Note hereinafter described and that certain Note Purchase Agreement, dated December 31, 1998, as amended, between Prison Realty Trust, Inc. (formerly known as Prison Realty Corporation) and PMI Mezzanine Fund, L.P., Prison Realty Trust, Inc. hereby elects to require conversion of the 8.0% Convertible, Extendable, Subordinated Note, due February 28, 2005, issued by it (the "Note"). The Note to be converted and the principal amount thereof to be converted are as follows:

                                         Principal            Number of
                    Outstanding        Amount to be           Shares to
Note Number       Principal Amount      Converted            Be Delivered
--------------------------------------------------------------------------




The Mandatory Conversion Date will be            .
                                     ------------

                                           PRISON REALTY TRUST, INC.


                                           By:
                                              ------------------------------
                                           Name:
                                                ----------------------------
                                           Title:
                                                ----------------------------

                                    Exhibit B

                      [FORM OF MANDATORY PREPAYMENT NOTICE]


TO:  PRISON REALTY TRUST, INC.

   -------------------------

   -------------------------


                  The undersigned owner of the attached Note hereby gives notice that, in accordance with the terms and conditions of such Note and that certain Note Purchase Agreement, dated December 31, 1998, as amended, between Prison Realty Trust, Inc. (formerly known as Prison Realty Corporation) and PMI Mezzanine Fund, L.P., it hereby exercises its right to require prepayment of such Note or portion thereof (which is $1,000 or an integral multiple thereof), plus all accrued but unpaid interest with respect to such principal amount.

                  The Mandatory Prepayment Date shall be __________________. The principal amount to be prepaid shall be $_________________________.




                                              [Name of Holder]
Dated:
      -------------------
                                          By:
                                              ---------------------------
                                          Name:
                                                -------------------------
                                          Title:
                                                -------------------------

                                    Exhibit C

                      [FORM OF OPTIONAL CONVERSION NOTICE]


TO:  PRISON REALTY TRUST, INC.

        ---------------------

        ---------------------


                  The undersigned owner of the attached Note hereby gives notice that, in accordance with the terms and conditions of such Note and the Note Purchase Agreement, dated December 31, 1998, as amended, between Prison Realty Trust, Inc. (formerly known as Prison Realty Corporation) and PMI Mezzanine Fund, L.P., it hereby exercises its right to convert such Note, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Prison Realty Trust, Inc. and directs that the shares issuable and deliverable upon the conversion, and any notes representing any unconverted principal amount thereof, be issued and delivered to the registered holder of such Note unless a different name has been indicated below. If shares or a new note representing unconverted principal are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.



                                       [Name of Holder]
Dated:
      ---------------------
                                   By:
                                      ---------------------------------
                                   Name:
                                        -------------------------------
                                   Title:
                                        -------------------------------

                                   Principal Amount to be converted (in an
                                   integral multiple of $1,000, if less than
                                   all):

                                                   $
                                                    ----------------

Fill in for registration of shares of Common Stock and note if to be issued other than to the registered Holder.


-----------------------------
Name

-----------------------------
Address

-----------------------------
Please print name and address
(including zip code number)

SOCIAL SECURITY OR OTHER TAXPAYER
IDENTIFYING NUMBER

-----------------------------



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